Exhibit 4.1
AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT
     This AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is entered into and effective as of November 20, 2006, by and among Layne Christensen Company, a Delaware corporation (Borrower) and LaSalle Bank National Association (LaSalle), as Administrative Agent, and LaSalle and the other lenders a party hereto, as Lenders.
Recitals:
A.	Borrower, Administrative Agent and Lenders are party to that certain Amended and Restated Loan Agreement dated as of September 28, 2005, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 16, 2006 (as amended from time to time, the “Loan Agreement”).
B.	Administrative Agent, the Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.
Agreement
     Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and the Lenders hereby agree as follows:
1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement, any of the other Loan Documents, and in this Amendment shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.
2. Effectiveness of Agreement. This Amendment shall become effective as of the date first written above, but only if this Amendment has been executed by Borrower, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders.
3. Unused Fee Rate, Base Rate Margins and LIBOR Margins. Effective on the date of this Amendment with respect to any Advances made on or after the date hereof, subject to the terms of the Loan Agreement (including, Section 4.6 thereof), until receipt of the Financial Statements for the Fiscal Quarter ending October 31, 2006, the Base Rate Margin and LIBOR Margin shall be set at Level III. Effective on the date of this Amendment with respect to the Revolving Loan Unused Fee, subject to the terms of the Loan Agreement (including, Section 4.6 thereof), until receipt of the Financial Statements for the Fiscal Quarter ending October 31, 2006, the Unused Fee Rate shall be set at Level III.
4. Amendments.
     4.1. Increase in Revolving Commitment. The first sentence of Section 3.1.1 of the Loan Agreement is deleted and replaced with the following:
“Subject to the limitations in Section 3.1.3 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such

Lender’s pro-rata share (as listed on Exhibit 3 hereto) of an Aggregate Revolving Loan Commitment of Two Hundred Million Dollars ($200,000,000.00), by funding such Lender’s pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein.”
     4.2. Increase in Revolving Commitment. The first sentence of Section 3.1.2 of the Loan Agreement is deleted and replaced with the following:
“Borrower may, at its option at any time and from time to time on or before the third annual anniversary of the Second Amendment Date, seek to increase the Aggregate Revolving Loan Commitment by up to an aggregate amount not exceeding Fifty Million Dollars ($50,000,000) (resulting in a maximum Aggregate Revolving Loan Commitment of Two Hundred Fifty Million Dollars ($250,000,000)) upon written notice to the Administrative Agent, which notice shall specify the amount of any such incremental increase (which shall not be less than $10,000,000 and in $5,000,000 increments in excess thereof) and shall be delivered at a time when no Default or Event of Default has occurred and is continuing.”
     4.3. Limitations on Swingline Advances. The last sentence of Section 3.2.2 of the Loan Agreement is deleted and replaced with the following:
“The Maximum Swingline Amount on any date shall be a Dollar amount equal to the lesser of (i) $10,000,000 or (ii) an amount equal to (a) the Aggregate Revolving Loan Commitment, minus (b) the sum of (i) the Letter of Credit Exposure and (ii) the Aggregate Revolving Loan immediately prior to the making of such Swingline Advance.”
     4.4. Swingline Note. The first sentence of Section 3.2.3 of the Loan Agreement is deleted and replaced with the following:
“The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Administrative Agent in a maximum principal amount of $10,000,000 and otherwise in substantially the form of Exhibit 3.2.3 attached hereto.”
     4.5. Letter of Credit Commitment. The second sentence of Section 3.3 of the Loan Agreement is deleted and replaced with the following:
“Letter of Credit Issuer commits to issue standby letters of credit and commercial (documentary) letters of credit for the account of Borrower from time to time from the Effective Date to the Revolving Loan Maturity Date, but only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (i) $35,000,000 and (ii) an amount equal to the difference between (a) the Aggregate Revolving Loan Commitment, and (b) the Aggregate Revolving Loan plus the Swingline Loan.”
     4.6. Base Rate Margins and LIBOR Margins. The table in Section 4.6 of the Loan Agreement is deleted in its entirety and replaced with the following:
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“If the ratio of Borrower’s Total Funded
Indebtedness to EBITDA (for the four fiscal	LIBOR	Base Rate	Unused	Reference
quarter period of Borrower most recently ended) is	Margin	Margin	Fee Rate	Level
greater than or equal to 3.00 to 1.00	2.00%	0.50%	0.375%	I
greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.75%	0.25%	0.300%	II
greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.50%	0.00%	0.250%	III
greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.25%	0.00%	0.200%	IV
greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	1.00%	0.00%	0.175%	V
less than 1.00 to 1.00	0.75%	0.00%	0.150%	VI”
     4.7. Maturity Date. Section 6.1.2 of the Loan Agreement is deleted in its entirety and replaced with the following:
“6.1.2. Principal. Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on November 15, 2011 (the Revolving Loan Maturity Date), and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on the Revolving Loan Maturity Date.”
     4.8. 7.8. Restriction on Number of Eurodollar Loans. Section 7.8 of the Loan Agreement is deleted in its entirety and replaced with the following:
“7.8. Restriction on Number of Eurodollar Loans. No more than eight (8) LIBOR Loans with different Interest Periods may be outstanding at any one time.”
     4.9. Authorization. Section 10.2 of the Loan Agreement is deleted in its entirety and replaced with the following:
“10.2. Authorization. Each Covered Person is duly authorized to execute and perform every Loan Document, Current Acquisition Document and AWSU Acquisition Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement, the other Loan Documents, the Current Acquisition Documents, and the AWSU Acquisition Documents have been duly authorized by all requisite corporate or membership action (in the case of limited liability companies) of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower’s execution, delivery or performance of this Agreement, the other Loan Documents, the Current Acquisition Documents, and the AWSU Acquisition Documents except for those already duly obtained. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower’s execution, delivery or performance of the Current Acquisition Documents or the AWSU Acquisition Documents, except for (i) those already duly obtained, (ii) the filing with the appropriate Governmental Authorities of the certificates of merger to effectuate the Current Acquisition (which shall be filed on the Effective

Date) and as more specifically set forth in Section 12.22, (iii) the recordation of any certificates of merger with any local Governmental Authorities to evidence the proper chain of title, and (iv) any filings required to effectuate the change of name of American Water Services Underground Infrastructure Group, Inc. to Inliner American, Inc. which shall occur on the Second Amendment Date. The Company shall provide copies of all relevant filed documents relating to the name change of American Water Services Underground Infrastructure Group, Inc. to Inliner American, Inc. within thirty (30) days following such name change.”
     4.10. Due Execution. Section 10.3 of the Loan Agreement is deleted in its entirety and replaced with the following:
“10.3. Due Execution. Each of the Loan Documents, each of the Current Acquisition Documents, and each of the AWSU Acquisition Documents to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.”
     4.11. Enforceability of Obligations. Section 10.4 of the Loan Agreement is deleted in its entirety and replaced with the following:
“10.4. Enforceability of Obligations. Each of the Loan Documents, each of the Current Acquisition Documents, and each of the AWSU Acquisitions Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by equitable principles of general application.”
     4.12. Enforceability of Obligations. Section 10.12 of the Loan Agreement is deleted in its entirety and replaced with the following:
“10.12. Solvency. Borrower is Solvent prior to and after giving effect to, the transactions contemplated by the initial Revolving Loan Advance on the Effective Date and immediately prior to and after giving effect to the Current Acquisition and immediately prior to and after giving effect to the AWSU Acquisition. Borrower is Solvent at the time of each request for an Advance and immediately after the funding of each such Advance.”
     4.13. Quarterly Financial Statements; Quarterly Compliance Certificate. Section 12.11.2 of the Loan Agreement is deleted in its entirety and replaced with the following:
“12.11.2. Quarter Financial Statements; Quarterly Compliance Certificate. Within 45 days after the end of each fiscal quarter (except with respect to the fourth fiscal quarter, such time period shall be 75 days), unaudited consolidated financial statements and, unless otherwise noted, consolidating summary financial statements of Borrower for such fiscal quarter and the fiscal year to date,, in each case containing a balance sheet, income statement, and (only consolidated) statement of cash flows; and in connection with the delivery of such Financial Statements at the end of each fiscal quarter, a Compliance Certificate and a Backlog Report each certified as true and correct by of the Chief Financial Officer, Vice President, Finance or Treasurer of Borrower.”
     4.14. Annual Projections. Section 12.13 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Within 60 days after the first day of each fiscal year of Borrower, projected balance sheets, statements of income and expense, and statements of cash flows for Borrower and every other Covered Person as of the end of and for each fiscal quarter of such fiscal year and on an annual basis for the next three succeeding fiscal years, in such detail as Administrative Agent may reasonably require.”
     4.15. Parity with other Indebtedness. Section 12.16 of the Loan Agreement is deleted and replaced with the following:
“12.19. Parity with other Indebtedness. Other than with respect to Priority Indebtedness, and other than with respect to Indebtedness permitted by Section 13.2.5 and Section 13.2.7 (up to the limitations specified in Section 13.5.12), if and to the extent permitted under this Agreement, Borrower will, and will cause each other Covered Person to, execute all such documents and take all such actions as the Administrative Agent may reasonably request in order to assure that at all times (i) the Loan Obligations shall rank in right of payment senior to or pari passu with all other Indebtedness of the Borrower and each other Covered Person, and (ii) each Guarantor’s obligations under its Guaranty shall rank in right of payment senior to or pari passu with all other Indebtedness of such Guarantor.”
     4.16. Certain Investments. Section 13.1.7 of the Loan Agreement is deleted and replaced with the following:
“13.1.7. Investments (i) in the form of a loan or financing lease to a Person to finance the purchase of real property, personal property, services or equipment from the Borrower or any Covered Person or (ii) not in the form of a loan or financing lease in water related assets provided by the Borrower or any Covered Person for customers in connection with which such customer has entered into a contract with the Borrower or such Covered Person to purchase water or water related services from the Borrower or such other Covered Person at a future date; provided that (x) in the case of clause (i), if such loan or financing lease exceeds $500,000, the Borrower or such Covered Person shall retain a Lien on any property or equipment sold to the extent permitted under applicable law and (y) in the case of clause (i) or (ii), (A) the aggregate amount of all such investments to any Person or its Affiliates outstanding at any time shall not exceed $5,000,000, and (B) the aggregate amount invested by the Borrower and all other Covered Persons in all such investments shall not exceed $20,000,000 in the aggregate outstanding at any time;”
     4.17. Investments. Section 13.1.8 of the Loan Agreement is deleted and replaced with the following:
“13.1.8. Intentionally Omitted.”
     4.18. Certain Other Investments. Section 13.1.9 of the Loan Agreement is deleted and replaced with the following:
“13.1.9. So long as no Default has occurred and is continuing or would be caused thereby, making Investments (excluding interest on intercompany indebtedness and royalties) in (i) Persons that are not Subsidiaries and (ii) Subsidiaries that are not Guarantors; provided that the aggregate amount of all such Investments (whether occurring prior to, on or after the Second Amendment Date) in clauses (i) and (ii) shall not at any time exceed 25% of Tangible Net Worth; and”

     4.19. Priority Indebtedness. Section 13.2.4 of the Loan Agreement is deleted and replaced with the following:
“13.2.4. Excluding any Hedge Obligations, the Loan Obligations, and the Term Indebtedness, Priority Indebtedness up to 10% of Tangible Net Worth.”
     4.20. Insurance Premium Indebtedness. Section 13.2.5. of the Loan Agreement is deleted and replaced with the following:
“13.2.5. Indebtedness to finance the premiums for Borrower’s insurance policies, which Indebtedness shall not exceed $5,000,000.00 in the aggregate at any one time outstanding for Borrower and all Covered Persons on a consolidated basis.”
     4.21. Surety Bonds. A new Section 13.2.7 is hereby added to the Loan Agreement as follows:
“13.2.7. Reimbursement obligations for drawings under surety bonds and similar instruments arising in the ordinary course of business, provided, however, if any such reimbursement obligations are secured, such obligations shall not be permitted hereunder unless such obligations are below the Dollar limitations contained in Section 13.5.12.”
     4.22. Deposit Security Interests. Section 13.5.3. of the Loan Agreement is deleted and replaced with the following:
“13.5.3. Excluding surety bonds and similar instruments, deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, appeal bonds, and other obligations of like nature arising in the ordinary course of business.”
     4.23. Existing Security Interests. Section 13.5.6. of the Loan Agreement is deleted and replaced with the following:
“13.5.6. Security Interests existing on the Effective Date, on the Second Amendment Date, or disclosed on section 10.20 to the Disclosure Schedule.”
     4.24. Surety Bond Security Interests. A new Section 13.5.12 is hereby added to the Loan Agreement as follows:
“13.5.12. Security Interests securing surety bonds and similar instruments up to $25,000,000 in the aggregate outstanding at any one time arising in the ordinary course of business.”
     4.25. Security Interests Generally. Exhibit 14.1 of the Loan Agreement is deleted and the last paragraph of Section 13.5 of the Loan Agreement is deleted and replaced with the following:
“At no time shall Borrower or any Covered Person allow to exist on or against its assets any financing statements, mortgages or similar documents except as expressly permitted by this Agreement.”
     4.26. Acquisitions. Clause (vii) of Section 13.6 of the Loan Agreement is deleted and replaced with the following:
“(vii) excluding the Current Acquisition, the AWSU Acquisition, and any acquisition that closed prior to Second Amendment Date that was a Permitted Acquisition or was consented to by the

Required Lenders prior to the Second Amendment Date, the purchase price (including without limitation any deferred purchase price, seller notes, assumed Indebtedness, or similar items) together with all expenses incurred in connection with such acquisition does not exceed $35,000,000 for any single acquisition and $60,000,000 in the aggregate for all acquisitions during any fiscal year,”
The last two sentences of Section 13.6 of the Loan Agreement are deleted and replaced with the following:
“For the avoidance of doubt, the Current Acquisition is a Permitted Acquisition and, upon the effectiveness of the Second Amendment, the AWSU Acquisition is a Permitted Acquisition, and the Current Acquisition does not count towards the baskets in clause (vii) of this Section 13.6, and upon the effectiveness of the Second Amendment, the AWSU Acquisition does not count towards the baskets in clause (vii) of this Section 13.6. In addition, any acquisition closed prior to the Second Amendment Date that was a Permitted Acquisition or was consented to by the Required Lenders prior to the Second Amendment Date does not count towards the baskets in clause (vii) of this Section 13.6.”
     4.27. Amendment to Charter Documents; Amendments to Term Indebtedness Documents; Current Acquisition Documents; AWSU Acquisition Documents. Section 13.11 of the Loan Agreement is deleted in its entirety and replaced with the following:
“13.11. Amendment to Charter Documents; Amendments to Term Indebtedness Documents; Current Acquisition Documents; AWSU Acquisition Documents. Change its state of incorporation or formation; otherwise amend, modify, supplement, restate, replace, or change any of its Charter Documents, except to the extent such change could not reasonably be expected to adversely effect Administrative Agent or any Lender. Amend, modify, supplement, restate, replace, or change any of the Term Indebtedness Documents, except to the extent such change could not reasonably be expected to materially adversely effect Administrative Agent or any Lender. Neither Borrower nor any other Covered Person shall agree to any amendment or modification of any of the Current Acquisition Documents or any of the AWSU Acquisition Documents that (i) changes in any respect the Seller Earn Out including the calculation thereof, or (ii) would make the Current Acquisition Documents or the AWSU Acquisition Documents more burdensome on any Borrower or any other Covered Person.”
     4.28. Change of Business. Section 13.13 of the Loan Agreement is deleted in its entirety and replaced with the following:
“13.13. Change of Business. Engage in any business other than substantially as conducted on the Effective Date (after giving effect to the Current Acquisition), or after giving effect to the AWSU Acquisition; provided that the Borrower or any Covered Person may engage in other businesses so long as the aggregate amount invested (whether via acquisition of assets or stock, loans or advances, or otherwise) by the Borrower and all other Covered Persons in all such businesses after the Effective Date shall not exceed $3,000,000 in the aggregate.”
     4.29. Transactions with Affiliates. Section 13.18 of the Loan Agreement is deleted in its entirety and replaced with the following:
“13.18. Transactions with Affiliates. Except for transactions with National EnviroTech resulting from the AWSU Acquisition, enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate (other than a Covered Person), or make any loans or advances to any Affiliate

(other than to a Covered Person and otherwise permitted hereunder), except that each Covered Person may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm’s-length transaction with a non-Affiliate. No Covered Person may pay any management or other similar fees to any Affiliate that is not a Covered Person. Notwithstanding the foregoing, investments in Affiliates shall be permitted subject to the limitations set forth in Section 13.1.9.”
     4.30. EBITDA. A new sentence is added to the end of the definition of EBITDA in Section 14.1 of the Loan Agreement as follows:
“In addition, for purposes of the calculations in Sections 4.6, 5.1, 8.1.12, 8.1.13 and 14 and the definition of Applicable Margin, the following amounts will be added to EBITDA as the agreed upon historical EBITDA for the ASWU Acquisition: (i) for the Borrower’s fiscal quarter ending January 31, 2007, $6,000,000, (ii) for the Borrower’s fiscal quarter ending April 30, 2007, $4,500,000, (iii) for the Borrower’s fiscal quarter ending July 31, 2007, $3,000,000, and (iv) for the Borrower’s fiscal quarter ending October 31, 2007, $1,500,000.”
     4.31. Total Funded Debt. The definition of Total Funded Debt in Section 14.1 of the Loan Agreement is deleted in its entirety and replaced with the following:
“Total Funded Indebtedness means the outstanding principal balance of the Loan Obligations (excluding the Letter of Credit Exposure), other Indebtedness for borrowed money including without limitation the Term Indebtedness, and the initial capitalized cost of assets subject to Capital Leases at the time of calculation. For clarification, the defined term “Total Funded Indebtedness” includes: (i) Indebtedness secured by any Security Interest (other than Security Interests permitted by Section 13.5.8) existing on property owned subject to such Security Interest, whether or not the Indebtedness secured thereby shall have been assumed, (ii) Indirect Obligations (other than endorsement of negotiable instruments for collection in the ordinary course of business) and other contractual commitments (whether direct or indirect in connection with obligations, stock or dividends of any person) including, without limitation, liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for such Person’s account by banks or other financial institutions, but only in respect of and to the extent of payments made under such letters of credit or instruments by the issuers thereof, (iii) mandatory redeemable preferred stock, (iv) Hedge Obligations, (v) unfunded pension liabilities, (vi) preferred stock of Subsidiaries held by third parties, and (vii) the outstanding balance of the purchase price of uncollected Accounts subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on the balance sheet in accordance with GAAP. For clarification, the defined term “Total Funded Indebtedness” does not include: (a) items of contingency reserves, (b) accrued insurance expense, (c) minority interest, (d) pension liabilities (other than unfunded pension liabilities), (e) reserves for deferred income taxes, (f) ordinary course trade accounts payable and accrued expenses shown as current liabilities on the Financial Statements, (g) Indebtedness permitted under Section 13.2.5, (h) unsecured surety bonds and similar instruments, and (i) secured surety bonds and similar instruments below the Dollar limitations in Section 13.5.12.”
     4.32. Maximum Ratio of Total Funded Indebtedness to EBITDA. The Table in Section 14.3 of the Loan Agreement is deleted and replaced with the following:

“Four fiscal quarter period ended on or	Maximum Ratio of Total Funded
most recently before the following dates:	Indebtedness to EBITDA
January 31, 2007, April 30, 2007, July 31, 2007, October 31, 2007 and January 31, 2008	3.25:1.00
April 30, 2008, and the last day of each fiscal quarter thereafter (each July 31, October 31, January 31, and April 30)	3.00:1.00”
     4.33. Indemnification. Section 16.6 of the Loan Agreement is deleted in its entirety and replaced with the following:
“16.6. Indemnification. Whether or not the transactions contemplated hereby are consummated, Lenders agree to reimburse and indemnify Administrative Agent upon demand (to the extent not reimbursed under Section 18.8, but without limiting the obligations of Borrower under Section 18.8) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document, the Current Acquisition Documents, the AWSU Acquisition Documents or any of the transactions contemplated by any of the foregoing or any action taken or omitted by Administrative Agent under any Loan Document, any Current Acquisition Document or any AWSU Acquisition Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, nonappealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 18.7, to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.”
     4.34. Existing Definition. The definition of “Priority Indebtedness” in Exhibit 2.1 of the Loan Agreement is deleted in its entirety and replaced with the following:
“ Priority Indebtedness — shall mean, at any time, excluding the Indebtedness permitted by Section 13.2.7, the sum (without duplication) of (i) all Indebtedness of Borrower or any other Covered Person secured by a Security Interest (except Security Interests permitted by Sections 13.5.6, 13.5.8 and 13.5.9), plus (ii) all Indebtedness (excluding trade payables) or preferred stock of Subsidiaries owed to (or, in the case of preferred stock, owned by) any Person other than the Borrower or a Guarantor, provided, that Priority Indebtedness shall not include Indebtedness represented by the Guaranties or guaranties of the Term Indebtedness (if a similar guaranty is provided to Administrative Agent), plus (iii) all preferred stock of Borrower or other capital stock of Borrower with any redemption rights.”
     4.35. New Definitions. The following new definitions are hereby added in alphabetical order to Exhibit 2.1 of the Loan Agreement as follows:
“AWSU Acquisition — means the transactions contemplated under the AWSU Acquisition Documents.”

“AWSU Acquisition Documents — means that certain Stock Purchase Agreement, dated as of November 20, 2006, by and among the Borrower and American Water (USA), Inc., a Delaware corporation together with all documents, agreements, and certificates executed or delivered in connection therewith from time to time.”
“Second Amendment means that certain Amendment No. 2 to Amended and Restated Loan Agreement by and among the Administrative Agent, the Borrower and the Lenders, dated as of the Second Amendment Date.”
“Second Amendment Date means November 20, 2006.”
     4.36. Exhibit 3. Exhibit 3 to the Loan Agreement is deleted and replaced with the Exhibit 3 attached to this Amendment.
     4.37. Compliance Certificate. Paragraph 4 of the Compliance Certificate to the Loan Agreement is deleted and replaced with the following:
“4. <Use for annual financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal year ended , which are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).>
<quarterly financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal quarter ended _______, which are complete and correct in all material respects (subject to normal year-end audit adjustments) and have been prepared consistent with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).>”
     4.38. Schedule III to the Compliance Certificate. Schedule III to the Compliance Certificate to the Loan Agreement is deleted and replaced with the Schedule III attached to this Amendment.
     4.39. Disclosure Schedule. The Disclosure Schedule attached hereto as Exhibit B amends and restates in its entirety the Disclosure Schedule attached to the Loan Agreement as Exhibit 10 thereto, and all amendments, consents or waivers signed by Administrative Agent and the Lenders prior to the date hereof.
5. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower’s execution of this Amendment has been duly authorized by all requisite action of Borrower; (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Amendment, (iii) this Amendment, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the Amended and Restated Disclosure Schedule attached hereto as Exhibit B, all of the representations and warranties contained in Section 10 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Amendment, (v) after giving effect to this Amendment, there is no Existing Default, and after giving effect to the closing and funding of the AWSU Acquisition, there shall be no Existing Default, (vi) since September 28, 2005, there has been no change in the financial condition or business operations of Borrower or any other Covered Person which could reasonably be expected to result in a Material Adverse Effect, (vii) there are no proceedings of any kind, pending or threatened against Borrower or any other Covered Person, which could reasonably be expected to result in a Material Adverse Effect, and (viii) there are no Security Interests with respect to the Borrower or its assets, except for Permitted Security Interests.
6. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement, any of the other Loan Documents or any existing Default or Event of Default, nor, except as set forth in Section 4 hereof, be or be construed or deemed to be, an amendment or modification of any provision of the Loan Agreement or the other Loan Documents.
7. Reaffirmation. Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and hereby waives, releases and discharges forever any claims the Borrower may have against Administrative Agent or any Lender arising on or prior to the date hereof.
8. Governing Law. This Amendment has been executed and delivered in Chicago, Illinois, and shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.
9. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.
10. Counterparts; Facsimile Transmissions. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.
11. Patriot Act Notice. Administrative Agent, each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies each Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries, which information includes the name and address of the Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries and other information that will allow Administrative Agent, such Lender or LaSalle, as applicable, to identify the Borrower, each Guarantor, each other Covered Person and each of their Subsidiaries in accordance with the Act.
12. Incorporation By Reference. Administrative Agent, the Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.
13. Statutory Notice — Insurance. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
14. Statutory Notice — Oral Commitments. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.
{remainder of page intentionally left blank signature pages follow}

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

LAYNE CHRISTENSEN COMPANY, a Delaware corporation
By:	/s/ Jerry W. Fanska
Jerry W. Fanska, Senior Vice President - Finance

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:	/s/ James C. Binz
James C. Binz, Senior Vice President

NATIONAL CITY BANK, as successor by merger to National City Bank of Indiana, as a Lender
By:	/s/ Tracy J. Venable
Name:	Tracy J. Venable
Title:	Senior Vice President

HARRIS N.A., as a Lender
By:	/s/ John Armstrong
Name:	John Armstrong
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Lender
By:	/s/ Brian N. Thomas
Name:	Brian N. Thomas
Title:	Vice President

M&I MARSHALL & ILSLEY BANK, as a Lender
By:	/s/ Scott Taylor
Name:	Scott Taylor
Title:	Senior Vice President

By:	/s/ Mark Jannaman
Name:	Mark Jannaman
Title:	Vice President

FIRST BANK, as a Lender
By:	/s/ Traci L. Dodson
Name:	Traci L. Dodson
Title:	Vice President

ALLIED IRISH BANKS, P.L.C., as a Lender
By:	/s/ Gregory J. Wiske
Name:	Gregory J. Wiske
Title:	Vice President

By:	/s/ Denise Magyer
Name:	Denise Magyer
Title:	Vice President

{end of signatures}

UNCONDITIONAL REAFFIRMATION OF GUARANTY
     This Unconditional Reaffirmation of Guaranty to the Second Amendment to Amended and Restated Loan Agreement (this “Reaffirmation”) is executed by each of the undersigned (individually, and collectively, and jointly and severally, “Guarantor”) and is dated as of November ___, 2006 (this “Reaffirmation”). Each Guarantor acknowledges and consents to all changes, terms and provisions set forth in the foregoing Second Amendment to the Amended and Restated Loan Agreement among the Borrower, Administrative Agent, and the Lenders of even date with this Reaffirmation (the “Second Amendment”) and agrees that all such changes are in the best interests of the Borrower and Guarantor. In consideration of the financial accommodations granted and which may hereafter be granted to the Borrower by Administrative Agent and the Lenders, in consideration of Administrative Agent’s, the Issuing Lender’s and the Lenders’ reliance on each Unlimited Guaranty executed by each Guarantor in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and the other Loan Documents to which Guarantor is a party, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor, irrevocably and unconditionally reaffirms each Unlimited Guaranty and the other Loan Documents to which it is a party and its continuing guarantee of the payment and performance of all current and future Loan Obligations. Guarantor agrees that the validity and enforceability of each Unlimited Guaranty and the other Loan Documents to which it is a party is not and shall not be affected in any way or manner by any of the changes, terms and provisions set forth in the Second Amendment.
     Each Guarantor hereby acknowledges and confirms that (i) each Unlimited Guaranty and each other Loan Documents to which it is a party is in full force and effect, (ii) such Guarantor has no defenses to its obligations under each Unlimited Guaranty and the other Loan Documents to which it is a party, and (iii) such Guarantor has no claim against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents, and such Guarantor hereby releases and waives and discharges forever any such claims it may have against Administrative Agent, the Issuing Lender or any Lender arising from or in connection with the Loan Agreement, each Unlimited Guaranty or the other Loan Documents.
     Each Guarantor hereby represents and warrants to Administrative Agent, the Issuing Lender and each Lender as of the date hereof that (i) this Reaffirmation has been duly authorized by such Guarantor’s governing body, members or shareholders, as the case may be, (ii) no consents are necessary from any third Person for such Guarantor’s execution, delivery or performance of this Reaffirmation which have not been obtained, and (iii) this Reaffirmation and all other Loan Documents to which it is a party constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles.

BOYLES BROS. DRILLING COMPANY, a Utah corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

CHRISTENSEN BOYLES CORPORATION, a Delaware corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

INTERNATIONAL DIRECTIONAL SERVICES, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE TEXAS, INCORPORATED, a Delaware corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

MID-CONTINENT DRILLING COMPANY, a Delaware corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

STAMM-SCHEELE INCORPORATED, a Louisiana corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

VIBRATION TECHNOLOGY, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE DRILLING PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

LAYNE CHRISTENSEN AUSTRALIA PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

STANLEY MINING SERVICES PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

SMS HOLDINGS PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

WEST AFRICAN HOLDINGS PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

WEST AFRICAN DRILLING SERVICES PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

WEST AFRICAN DRILLING SERVICES (NO. 2) PTY LTD, an Australian company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Director

LAYNE ENERGY, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY CHERRYVALE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY CHERRYVALE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY DAWSON, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY DAWSON PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY ILLINOIS, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY ILLINOIS PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY MARKETING, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY OPERATING, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY OSAGE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY PRODUCTION, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY RESOURCES, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY SYCAMORE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE ENERGY SYCAMORE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

CHERRYVALE PIPELINE, LLC, a Kansas limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

REYNOLDS, INC., an Indiana corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

INLINER TECHNOLOGIES, LLC, an Indiana limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

LINER PRODUCTS, LLC, an Indiana limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

REYNOLDS INLINER, LLC, an Indiana limited liability company
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

REYNOLDS TRANSPORT CO., an Indiana corporation
By:	/s/ Jerry W. Fanska
Title:	Vice President

COLLECTOR WELLS INTERNATIONAL, INC., an Ohio corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President

INTERNATIONAL WATER CONSULTANTS, INC., an Ohio corporation
By:	/s/ Jerry W. Fanska
Name:	Jerry W. Fanska
Title:	Vice President